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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Wayman and Ann O. Baskins, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form S-3 (Registration No. 333-30786) and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

                      NAME                                     TITLE                      DATE
                      ----                                     -----                      ----
            /s/ CARLETON S. FIORINA                President and Chief Executive
     --------------------------------------        Officer (Principal Executive    February 18, 2000
              Carleton S. Fiorina                      Officer) and Director

                                                     Executive Vice President
              /s/ ROBERT P. WAYMAN                Finance and Administration and
     --------------------------------------           Chief Financial Officer      February 18, 2000
                Robert P. Wayman                   (Principal Financial Officer)
                                                           and Director

           /s/ RAYMOND W. COOKINGHAM
     --------------------------------------        Vice President and Controller   February 18, 2000
             Raymond W. Cookingham                (Principal Accounting Officer)

              /s/ PHILIP M. CONDIT
     --------------------------------------                  Director              February 14, 2000
                Philip M. Condit

              /s/ PATRICIA C. DUNN
     --------------------------------------                  Director              February 21, 2000
                Patricia C. Dunn

                  /s/ SAM GINN
     --------------------------------------                  Director              February 14, 2000
                    Sam Ginn

            /s/ RICHARD A. HACKBORN
     --------------------------------------                  Director              February 18, 2000
              Richard A. Hackborn

             /s/ WALTER B. HEWLETT
     --------------------------------------                  Director              February 20, 2000
               Walter B. Hewlett

         /s/ DR. GEORGE A. KEYWORTH II
     --------------------------------------                  Director              February 18, 2000
           Dr. George A. Keyworth II

             /s/ SUSAN PACKARD ORR
     --------------------------------------                  Director              February 18, 2000
               Susan Packard Orr